Exhibit 10.32

JOINDER AGREEMENT AND

FIRST AMENDMENT TO LOAN DOCUMENTS

This    JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN DOCUMENTS (this “Agreement”), dated as of December 30, 2021 (the “Effective Date”), is entered into among SST VI 6424 14TH ST W, LLC, SST VI 2200 CORAL HILLS RD, LLC, each a Delaware limited liability company (individually and collectively, “New Borrower”), SST VI 4715 E BASELINE RD, LLC, SST VI 4730 E BASELINE RD, LLC, and SST VI 11658 W BELL RD, LLC, each a Delaware limited liability company (individually and collectively, “Existing Borrower”), STRATEGIC STORAGE TRUST VI, INC., a Maryland corporation (“SST VI”), STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P., a Delaware limited partnership (“OP VI”), (SST VI and OP VI are each, a “Guarantor” and collectively, “Guarantors”), and THE HUNTINGTON NATIONAL BANK, in its capacity as lead arranger and administrative agent acting for itself and the Banks (“Administrative Agent”).

RECITALS

A.    Existing Borrowers obtained a loan from Administrative Agent (the “Loan”) pursuant to the terms of a Syndicated Term Loan Agreement dated November 30, 2021 (“Loan Agreement”). The Loan is evidenced by a Term Loan Promissory Note dated November 30, 2021, in the maximum principal amount of $25,000,000.00 (the “Existing Note”) and secured by certain Security Instruments, each encumbering the respective Parcel legally described therein (collectively, the “Property”).

B.    Certain of Borrower’s obligations under the Loan Documents are guaranteed by Guarantor pursuant to a Guaranty of Payment and Recourse Carve-Outs dated November 30, 2021 (the “Guaranty”).

C.    Existing Borrowers and Guarantors are also parties to an Environmental Indemnity Agreement dated November 30, 2021 with respect to certain Parcels (the “Environmental Indemnity”).

D.    The Loan Agreement, the Note, the Security Instruments, the Guaranty, the Environmental Indemnity and all other documents evidencing, securing, or otherwise governing the Loan, as they may have been amended or modified, are referred to herein collectively as the “Loan Documents.”

E.     Prior to the Effective Date, the Principal Balance of the Loan equals $22,385,000.00 and $2,615,000.00 of the Loan remains available for disbursement.

F.    As of the Effective Date, Administrative Agent is the sole Bank under the Loan Agreement.

G.    Existing Borrower and Guarantors have requested that Administrative Agent increase the maximum principal amount of the Loan to $50,000,000.00 as contemplated by Section 2.16 of the Loan Agreement.

H.    Concurrently with such increase, Existing Borrower has requested a New Parcel Advance to finance the acquisition of certain real property located in Manatee and Orange Counties, Florida as contemplated by Section 5.3 of the Loan Agreement.

I.    To accommodate such requests, Existing Borrower, New Borrower, Guarantors and Administrative Agent desire to modify the Loan on the terms and conditions set forth in this Agreement.

AGREEMENTS

In consideration of the mutual promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1.    Terminology. The terms used in this Agreement shall have the same meanings as in the Loan Agreement, unless a different meaning is assigned herein or is required by the context hereof.

2.    Amendments to Loan Documents. Upon satisfaction of all of the Conditions of Effectiveness (defined below), the following amendments to the Loan Documents shall take effect:

2.1    Defined Terms. The following definitions contained in Article 1 of the Loan Agreement, and all references to such terms in the other Loan Documents, are hereby deleted in their entirety and replaced with the following:

“Commitment Amount” means Loan Proceeds in the amount of $50,000,000.00.

“Note” means, together, (a) that certain Term Loan Promissory Note dated November 30, 2021 (as amended, restated or replaced from time to time, the “Note”), executed by Borrower and made payable to the order of Huntington in the original principal amount of $25,000,000.00 and (b) that certain Term Loan Promissory Note dated as of December 30, 2021, executed by Borrower and made payable to the order of Huntington in the original principal amount of $25,000,000.00.

2.2    Maximum Principal Amount. Any and all references in the Loan Documents to the maximum principal amount of the Loan are hereby amended to mean $50,000,000.00.

2.3    Schedule 1.2. Schedule 1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with Replacement Schedule 1.2 attached to this Agreement.

2.4    Schedule 2.1. Schedule 2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with Replacement Schedule 2.1 attached to this Agreement.

2.5    Request to Increase Commitment Amount. Section 2.16 of the Loan Agreement is hereby deleted in its entirety.

3.    Joinder. New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, New Borrower will be deemed to be a “Borrower” under the Loan Agreement and shall have all of the obligations of a Borrower thereunder as if it had executed the Loan Agreement. New Borrower hereby assumes, ratifies, confirms and agrees to be bound by all of the terms, provisions and conditions contained in the Loan Agreement, as amended hereby, including without limitation (a) all of the representations and warranties set forth in Section 6 of the Loan Agreement, and (b) all of the covenants set forth in Sections 6, 7, 8, 9 and 12 of the Loan Agreement. Without limiting the generality of the foregoing terms of this Section, New Borrower hereby promises to pay and perform, jointly and severally with each other Borrower, to Administrative Agent, the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), New Borrower will, jointly and severally together with each other Borrower, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

4.    Conditions of Effectiveness. Notwithstanding its execution by all parties, the foregoing amendments and joinder shall become effective only upon satisfaction of all of the following “Conditions of Effectiveness”:

(a)    No Defaults. Borrower is in full compliance with all of its covenants and agreements under the Loan Documents, and there is no Default or Event of Default under the Loan Documents.

(b)    Resolutions. Borrower and Guarantor shall have delivered to Administrative Agent resolutions certified by an appropriate representative authorizing the execution and delivery of this Agreement and any and all documents necessary to effectuate this Agreement or otherwise required by Administrative Agent.

(c)    Beneficial Ownership. New Borrower shall have delivered to Administrative Agent Certificates of Beneficial Ownership.

(d)    Execution and Recording of Documents. Borrower and Guarantor, as applicable, have executed any and all documents necessary to effectuate this Agreement or otherwise reasonably required by Administrative Agent, including, without limitation, the documents described on Exhibit A attached hereto, which documents shall be considered part of the Loan Documents.

4.2    The Conditions of Effectiveness are intended solely for Administrative Agent’s benefit and may, at Administrative Agent’s election and in its sole discretion be enforced, fully or partially waived, or transformed into covenants of Borrower or Guarantor to be performed following effectiveness of the foregoing amendments upon Administrative Agent’s subsequent written notice and demand.

4.3    Notwithstanding the foregoing, Administrative Agent’s execution and delivery of this Agreement shall constitute Administrative Agent’s acknowledgement that all the Conditions of Effectiveness have been satisfied or waived by Administrative Agent.

5.    Lien Priority. The Property shall remain and continue in all respects subject to the Security Instruments and nothing in this Agreement or done pursuant to this Agreement or the Amendment to Security Instruments shall affect or be construed to affect Administrative Agent’s first-lien priority with respect to the Property.

6.    Representations and Warranties. Borrower and Guarantor hereby acknowledge, represent, warrant, and agree as follows:

6.1    The Recitals set forth above are true and accurate.

6.2    There is no Default or Event of Default under the Loan Documents.

6.3    All necessary steps have been taken to perfect Administrative Agent’s interest in the Property as security for the Loan, and the Security Instruments are, and shall continue to be, a first and paramount lien against the Property securing Borrower’s obligations under the Loan Documents, as amended hereby and by any related documents executed by Borrower in connection herewith. There are no liens, charges, or encumbrances against the Property that are now or may hereafter become prior to the Security Instruments.

6.4    All information provided in Borrower’s most recent beneficial ownership certification is true, complete, and correct in all material respects as of the date thereof.

6.5    All documents and other information requested by Administrative Agent from Borrower and Guarantor as a condition to entering into this Agreement are, to the providing party’s actual knowledge, true, complete, and accurate in all material respects.

6.6    Guarantor understands that the Principal Balance referred to in Section 5 of the Guaranty could be higher as a result of the increase of the Commitment Amount as described in this Agreement.

6.7    Borrower and Guarantor acknowledge that Administrative Agent is relying on the warranties, representations, releases, and agreements of such parties in this Agreement, and would not enter into this Agreement without such warranties, representations, releases, and agreements.

7.    Release. Borrower and Guarantor agree that Administrative Agent have not breached any of their obligations under the Loan Documents, and Borrower and Guarantor have no claims against Administrative Agent, any Bank, or their respective predecessors, successors, assigns, or participants, or any of their officers, directors, agents, employees, and other affiliates (collectively, the “Released Parties”) for fraud, misrepresentation, lender misconduct, lender liability, breach of alleged fiduciary duty, or other tort or wrongdoing. Borrower and Guarantor hereby release and forever discharge the Released Parties of and from any and all claims, causes of action, rights of offset, and rights to damages that Borrower or Guarantor has or may have, or may be entitled to assert, against the Released Parties for any reason whatsoever by reason of any actions, events, or occurrences prior to the date of this Agreement, except for Borrower’s rights to enforce Administrative Agent’s and Bank’s further obligations under the Loan Documents, as amended hereby. The provisions, waivers, and releases set forth in this section are binding upon Borrower and Guarantor and their respective agents, employees, representatives, officers, directors, partners, members, joint venturers, affiliates, assigns, heirs, successors-in-interest and shareholders. Neither Borrower nor Guarantor have any claims, defenses, counterclaims, or rights of offset against any of the Released Parties arising out of or in any way connected with the Loan.

8.    Payment of Administrative Agent’s Expenses. Borrower agrees to reimburse Administrative Agent for all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the drafting, negotiation, execution, and delivery of this Agreement and all related documents, including, without limitation, reasonable attorneys’ fees and costs incurred by Administrative Agent and all fees described in a supplemental fee letter executed by Borrower and Administrative Agent in connection herewith.

9.    Effect on Loan Documents. This Agreement shall be sufficient to serve as an amendment to all of the Loan Documents, as appropriate. This Agreement supersedes and shall control over any inconsistent provisions of the Loan Documents, or any previous extensions or other amendments of the Loan Documents. Except as amended herein, the Loan Documents shall remain in full force and effect as written, and the provisions of the Loan Documents shall remain unaffected, unchanged, and unimpaired hereby.

10.    Authorization/Binding Effect. Each of Borrower and Guarantor warrants and represents that the execution and delivery of this Agreement by such party was duly authorized by all individuals or entities whose authorization was required for this Agreement to be effective. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

11.    Applicable Law. This Agreement shall be construed in all respects and enforced according to the laws of the State of Illinois, without regard to that state’s choice of law rules.

12.    Counterparts. The parties may execute this Agreement in any number of counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same instrument.

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NEW BORROWER:

SST VI 6424 14TH ST W, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

SST VI 2200 CORAL HILLS RD, LLC
a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

EXISTING BORROWER:

SST VI 4715 E BASELINE RD, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

SST VI 4730 E BASELINE RD, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

SST VI 11658 W BELL RD, LLC,
a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

GUARANTORS:

STRATEGIC STORAGE TRUST VI, INC.,
a Maryland corporation

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.,
a Delaware limited partnership

By:	Strategic Storage Trust VI, Inc., a Maryland corporation, its General Partner

By:	/s/ H. Michael Schwartz
H. Michael Schwartz,
Chief Executive Officer

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ADMINISTRATIVE AGENT AND SOLE BANK:

THE HUNTINGTON NATIONAL BANK,

By:	/s/ Mikal Christopherson
Mikal Christopherson
Senior Vice President